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Exhibit (11) Statement Re: Computation of Earnings Per Share
             -----------------------------------------------
             (Amounts in thousands, except per share data)



                                                        Three Months Ended
                                                             March 31
                                                        1999           2000
                                                     ----------     ----------

Basic:
Weighted average shares outstanding                      53,047         54,926
                                                     ==========     ==========

Income (loss) before income taxes, minority
       interest and accounting change                $   (1,888)    $    9,909
Deduct income taxes                                        (643)         3,375
Deduct minority interest                                    (33)            36
Deduct cumulative effect of accounting change,
       net of tax                                        14,065              -
                                                     ----------     ----------
Net income (loss)                                    $  (15,277)    $    6,498
                                                     ==========     ==========
Per share amount                                     $    (0.29)    $     0.12
                                                     ==========     ==========
Diluted:
Weighted average shares outstanding                      53,047         54,926
Net effect of dilutive stock options and warrants-
       based on the treasury stock method using
       average market price                                   -          1,306
                                                     ----------     ----------
Total weighted average shares outstanding                53,047         56,232
                                                     ==========     ==========

Income (loss) before income taxes, minority
       interest and accounting change                $   (1,888)    $    9,909
Deduct income taxes                                        (643)         3,375
Deduct minority interest                                    (33)            36
Deduct cumulative effect of accounting change,
       net of tax                                        14,065              -
                                                     ----------     ----------
Net income (loss)                                    $  (15,277)    $    6,498
                                                     ==========     ==========
Per share amount                                     $    (0.29)    $     0.12
                                                     ==========     ==========